UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2026

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	001-43386	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	COPR	NYSE American LLC
Common Stock Purchase Warrant	COPR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the listing of the common stock of Idaho Copper Corporation (the “Company”) on the NYSE American LLC (“NYSE”), on or about July 6, 2026, the Company appointed Gil Atzmon, David Herksovits, Dr. John Moeller, and Corey Redfield as members of the Board of Directors of the Company. Each of these directors qualify as “independent” under NYSE’s listing rules. The following committees of the Board of Directors were also created, and their members and chairpersons are as follows:

●	Audit Committee: David Herksovits (Chairman), and Dr. John Moeller, and Corey Redfield
●	Compensation Committee: Corey Redfield (Chairman), Gil Atzmon, and Steven Rudofsky
●	Nominating and Corporate Governance Committee: Dr. John Moeller (Chairman), David Herksovits, and Steven Rudofsky

Gil Atzmon

Mr. Atzmon has over 40 years’ experience in the energy and mineral sector, including positions as a field engineer in the oil services sector, an investment fund manager, an investment banker, and a mining executive. He was the Chairman, Chief Executive Officer and a Director of Zazu Metals, which he founded in November 2006, before its acquisition by Solitario Resources Corporation in June 2017. Mr. Atzmon has served as a director of Solitario Resources Corporation since June 2017 and was recently named its Chairman. Prior to that, from 2001 to 2002, Mr. Atzmon acted as Vice President, Corporate Development of Ivanhoe Mines Ltd. From 2000 to 2001, he served as a global energy and mining specialist in institutional equity sales for BNP Paribas. From 1998 to 2000, Mr. Atzmon was Chief Investment Strategist and Portfolio Manager for US Global Investors, Inc. Mr. Atzmon holds a Bachelor’s degree in Geology and Geography from Columbia College, Columbia University and obtained a Master’s degree in Energy and Mineral Resources from the University of Texas at Austin, Texas.

Corey Redfield

Mr. Redfield is a commodities trader with extensive experience managing commodity price risk and investing in commodities-based companies. Most recently, from March 2018 to September 2021, he was a senior commodities trader at Cargill Inc. Prior to that, from January 2006 to October 2011, Mr. Redfield served as a senior trader at a large midwestern hedge fund. He was as adjunct professor of finance at the University of Minnesota from April 2002 to October 2008 and January 2021 to May 2017, and Vanderbilt University from August 2015 to December 2015. Mr. Redfield holds a Geology degree from the University of Minnesota-Morris and a Master’s degree from Vanderbilt University. He is also a Chartered Financial Analyst.

David Herksovits

Mr. Herskovits is a retired audit partner of Deloitte & Touche LLP. Mr. Herskovits joined Deloitte in September 1974, was admitted to the partnership in 1985, and retired in 2013. During his career, Mr. Herskovits was responsible for major audit engagements for public and private companies. He also served in several technical and quality assurance roles at the firm. Mr. Herskovits has served as a Director of Camber Energy, Inc. since 2023 (and was a Director of its predecessor, Viking Energy Group, Inc. from 2018-2023). Mr. Herskovits received his Bachelor’s degree from Cornell University and his Master’s degree from Harvard University.

Dr. John Moeller

Dr. Moeller is an environmental engineer with broad experience in the permitting, development, and regulatory infrastructure of mining projects in Idaho. From approximately June 2010 to February 2019, Dr. Moeller represented the Idaho Copper project before state, local, and federal agency officials, and led the project’s highly visible environmental assessment process. Previously, he managed water quality and hazardous materials programs at the Idaho Department of Environmental Quality from approximately January 1981 to May 1990. Early in his career, he co-founded a state and federal interagency task force to permit and develop an open pit molybdenum mine in the headwaters of Idaho’s Salmon River. He chaired a governor-appointed task force to develop regulations for utilizing cyanide to leach precious metals from ores. That negotiated rule making was supported by a wide array of shareholders and approved by the legislature. He was awarded an EPA Bronze Medal for his work with hazardous waste and pollution prevention programs. He established the Boise, Idaho, office and was vice president of a national civil and environmental engineering firm from June 1990 to June 1998. Dr. Moeller was a Principal and served as Vice President of Environmental Services and Director at Forsgren Associates from June 1998 to February 2019. He conceived, founded, moderated, and co-hosted Idaho Wastewater Reuse Conferences. From 2005 until 2017, he served as an adjunct faculty at Boise State University where he taught Water Quality Management for upper class and graduate students. Dr. Moeller received his Bachelor of Science in Electrical Engineering and Master of Science in Zoology (Water Quality) from the University of Kentucky. He received his PhD in Biology/Zoology (Water Quality) from Idaho State University.

Director Agreements

In connection with the new director appointments and the listing of the Company’s common stock on the NYSE, the Company entered into director and indemnification agreements with the Company’s non-employee directors, Gil Atzmon, David Herksovits, Dr. John Moeller, Corey Redfield, and Steven Rudofsky.

Pursuant to Mr. Atzmon’s director and indemnification agreements, dated July 2, 2026, (i) Mr. Atzmon will serve a director of the Company, (ii) the Company will pay Mr. Atzmon annual fees of $25,000 in cash, and $35,000 in stock payable quarterly on the first day of each fiscal quarter beginning August 1, 2026, and valued based on the closing price listed on the NYSE as of the date of the agreement, and (iii) the Company will indemnify Mr. Atzmon for any losses incurred by Mr. Atzmon as a result of Mr. Atzmon’s service as a director of the Company.

Pursuant to Mr. Herskovits’s director and indemnification agreements, dated July 2, 2026, (i) Mr. Herskovits will serve a director of the Company, (ii) the Company will pay Mr. Herskovits annual fees of $25,000 in cash, and $35,000 in stock payable quarterly on the first day of each fiscal quarter beginning August 1, 2026, and valued based on the closing price listed on the NYSE as of the date of the agreement, and (iii) the Company will indemnify Mr. Herskovits for any losses incurred by Mr. Herskovits as a result of Mr. Herskovits’s service as a director of the Company.

Pursuant to Dr. Moeller’s director and indemnification agreements, dated July 2, 2026, (i) Dr. Moeller will serve a director of the Company, (ii) the Company will pay Dr. Moeller annual fees of $25,000 in cash, and $35,000 in stock payable quarterly on the first day of each fiscal quarter beginning August 1, 2026, and valued based on the closing price listed on the NYSE as of the date of the agreement, and (iii) the Company will indemnify Dr. Moeller for any losses incurred by Dr. Moeller as a result of Dr. Moeller’s service as a director of the Company.

Pursuant to Mr. Redfield’s director and indemnification agreements, dated July 2, 2026, (i) Mr. Redfield will serve a director of the Company, (ii) the Company will pay Mr. Redfield annual fees of $25,000 in cash, and $35,000 in stock payable quarterly on the first day of each fiscal quarter beginning August 1, 2026, and valued based on the closing price listed on the NYSE as of the date of the agreement, and (iii) the Company will indemnify Mr. Redfield for any losses incurred by Mr. Redfield as a result of Mr. Redfield’s service as a director of the Company.

Pursuant to Mr. Rudofsky’s director and indemnification agreements, dated July 2, 2026, (i) Mr. Rudofsky will serve a director of the Company, (ii) the Company will pay Mr. Rudofsky annual fees of $25,000 in cash, and $35,000 in stock payable quarterly on the first day of each fiscal quarter beginning August 1, 2026, valued based on the closing price listed on the NYSE as of the date of the agreement, and (iii) the Company will indemnify Mr. Rudofsky for any losses incurred by Mr. Rudofsky as a result of Mr. Rudofsky’s service as a director of the Company.

The foregoing descriptions of the director agreements and indemnification agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the director agreements and indemnification agreements, copies of which are filed as Exhibits 10.1-10.5 to this Current Report on Form 8-K and incorporated by reference herein (with the indemnification agreements attached as exhibits to each director agreement).

Item 7.01 Regulation FD Disclosure.

The disclosure in Item 5.02 is incorporated by reference into this Item 7.01. On August 10, 2026, the Company issued a press release announcing the above-described director appointments (the “Release”). A copy of the Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, or the Exchange Act of 1934, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Agreement, between Idaho Copper Corporation and Gil Atzmon, dated July 2, 2026
10.2	Director Agreement, between Idaho Copper Corporation and David Herksovits, dated July 2, 2026
10.3	Director Agreement, between Idaho Copper Corporation and Dr. John Moeller, dated July 2, 2026
10.4	Director Agreement, between Idaho Copper Corporation and Corey Redfield, dated July 2, 2026
10.5	Director Agreement, between Idaho Copper Corporation and Steven Rudofsky, dated July 2, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2026

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Executive Chairman